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                                                                     Exhibit 10

                             CONSULTANT AGREEMENT

This AGREEMENT made this twenty-third day of July 1998, between AXIOM INC. (the Company) and C. Thomas Faulders III, (the Consultant).

WHEREAS, the Consultant is desirous of obtaining the protections and benefits contained in this Agreement, in return for which he agrees to the restrictive covenants contained herein.

NOW THEREFORE in consideration of the facts, mutual promises, and covenants contained herein, and intending to be legally bound hereby, the Company and the Consultant agree as follows:

1.  RETENTION AND DUTIES

    The Company hereby retains the Consultant and the Consultant hereby agrees to serve as a consultant to the Company. The Consultant shall initially serve as a director of the Company and as such, Chairman of the Company's Board of Directors. In such capacity, the Consultant shall have such powers and shall perform duties and services consistent with such capacity as may be assigned or delegated to him from time-to-time by the Board of the Company. The Board of Directors of the Company shall be entitled to remove Consultant from his position as Chairman of the Company's Board of Directors at any time with or without cause (such removal shall not alter the provisions of Section 4 hereof with respect to the timing and terms by which the Company shall be entitled to terminate this Agreement.) and the Company shall not be obligated to nominate or cause the election of Consultant as a director of the Company. The Consultant shall devote such business time and attention as is agreed from time to time to the business and affairs of the Company, such time not to be less than five days per calendar month and will use his best efforts to promote the interests of the Company,


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2. COMPENSATION AND BENEFITS

(a) The Company shall pay the Consultant a fee of $75,000 per annum prorated for partial years, payable monthly in equal installments as invoiced by the Consultant, which amount includes compensation to the Consultant in his capacity as a director of the Company.

(b) The Consultant shall be eligible for participation in the Share Option Plan run by the Company as approved from time to time by the Board.

4.   TERMINATION OF AGREEMENT BY THE COMPANY.

     Notwithstanding any other provision of this Agreement and any and all of the Company's obligations or liabilities under this Agreement shall be terminated immediately, in any of the following circumstances:

(a)  DEATH:

     If the Consultant dies, the further accrual of all payments and benefits thereunder shall cease at the end of the month in which Consultant's death shall occur. All payments and benefits thereunder which have accrued prior to the end of such month shall be promptly paid to the executor or administrator of Consultant's estate or pursuant to such other specific directions as Consultant has previously provided to the Company in writing.

(b)  DISCHARGE FOR CAUSE:

     The Company may discharge the Consultant at any time, for "cause", which shall include but not be limited to criminal conduct (whether or not related to the Consultant's employment) other that minor traffic offenses; any material breach by the Consultant of this Agreement; gross negligence or malfeasance by the Consultant in the performance of his duties for the Company; self-dealing; and/or any violation of any expressed direction or any reasonable rule or regulation established by the Company from time-to-time regarding the conduct of its business.


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(c)  DISCHARGE FOR OTHER REASONS

     The Company may discharge the Consultant at any time, for any or no reason, by providing three (3) months' prior written notice. At the Company's option, the Company may elect to sever the Agreement with the Consultant at any time during this three (3) month period, in which event the Consultant shall be compensated for the remainder or said three (3) month period.

5.   TERMINATION OF EMPLOYMENT BY THE CONSULTANT:

     This Agreement may be terminated by the Consultant upon not less than one (1) month's written notice to the Company. Upon the effective date of such voluntary termination, any and all of the Company's obligations under this Agreement shall terminate.

6.   PROPRIETARY RIGHTS, CONFIDENTIALITY, NON-COMPETITION, INVENTIONS, ETC.

     The Company designs and manufactures various electronic equipment and systems (hereinafter referred to as "Products"), and the Company is unique in that it possesses expertise and "Know-How" in the design, manufacture, and sale of Products. During the course of this Agreement with the Company, the Consultant will have access to trade secrets, and proprietary and confidential information pertaining to the Company and its Products, such as, but not limited to, its short and long range business plans, its processes and procedures, sales and distribution methods, suppliers and customer lists, customer prospects, personnel records, research and development projects, manufacturing processes, and "Know-How" (all the foregoing hereinafter referred to as "Proprietary Information"). This Proprietary Information was designed and developed by the Company, at great expense and over lengthy periods of time, is unique, secret, and confidential, and constitutes the exclusive property and trade secrets of the Company, and any use of such property and trade secrets by the Consultant, other than for the sole benefit of the Company, would be wrongful and would cause irreparable injury to the Company.


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     However, Proprietary Information shall not include information which has become publicly known through no wrongful act of Consultant, information which has been rightfully received from a third party authorized to make such information available without restriction, information which has been approved for release by written authorization of the Company, and information which must be disclosed pursuant to applicable law or in connection with the enforcement of the Agreement.

(a) The Consultant shall not, at any time, without the expressed written consent of the Company, publish, disclose or divulge to any person, firm, corporation, or use directly, indirectly or for his own benefit or the benefit of any person, firm, or corporation other than the Company, Proprietary Information, property, trade secrets, or confidential information of the Company, its subsidiaries, and its affiliates learned or obtained by the Consultant from the Company, including, but not limited to, the information and things set forth above. This obligation shall be continuing and shall not end with the termination of this Agreement. Consultant further agrees that, immediately upon the termination of this Agreement, for any reason, he shall return to the Company all property of the Company including, but not limited to, Proprietary Information.

(b) The Consultant shall not, during the term of this Agreement and for twelve (12) months after:
     (i) Directly or indirectly induce or attempt to influence employee the Company to terminate his employment with the Company, if such employee was employed by the Company at the time of the termination of this Agreement or if such employee terminated his employment for any reason during the six (6) months preceding the termination of this Agreement.


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    (ii)  Engage in (as a principal, partner, director, officer, agent, consultant, employee, independent contractor, or otherwise) or be financially interested in, any business which is involved in business activities which are the same as, similar to, or in competition with the Products. However, nothing contained in this sub-paragraph shall prevent the Consultant from being the holder or beneficial owner for investment purposes only of any class or equity securities of a company whose securities are traded on a national securities exchange or NASDAQ if the Consultant (together with his spouse, children, siblings, and parents) neither holds, nor is beneficially interested in, more that five percent (5%) of any single class of the securities in the company.

(c) The Consultant shall not, for six (6) months after the termination of this Agreement for any reason, without the prior written approval of the Company, either solely or jointly with, or as manager or agent for, any person, corporation, trust, joint venture, partnership, or other business entity, directly or indirectly, solicit any customers or accounts that were customers or accounts (or legal successors to customers or accounts) of the Company during the term of this Agreement.)

(d) The Consultant shall fully and promptly disclose and assign to the Company for its sole benefit, to be utilized in any manner it sees fit, and without additional compensation, all ideas, discoveries, inventions and improvements, patentable or not, and all writings (including the Copyright) which are made, conceived or reduced to practice by the Consultant, alone or with others, during or after working hours, either on or off the job during the term of his employment, or within six (6) months thereafter, which are related to the Products, or which results from tasks assigned to the Consultant by the Company. The Company may, but is shall not be required to, obtain at its own expense and for its sole benefit, patents or statutory copyright for any patentable idea or copyrightable writing referred to above, and he shall co-operate with the Company in executing any documents required in connection therewith.



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(e)  The Consultant acknowledges that the restrictions contained in this
     Paragraph 6, in view of the nature of the business in which the Company is engaged, are reasonable and necessary to protect the legitimate interests of the Company, and that any violation of those restrictions would result in irreparable injury to the Company. The Consultant therefore agrees that in the event of his violation of any of those restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief against the Consultant, in addition to damages from the Consultant and an equitable accounting of all commissions, earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

(f) The Consultant agrees that if any or any portion of the foregoing covenants or the application thereof, is construed to be invalid or unenforceable, the remainder of such covenant or covenants or the application thereof shall not be affected and the remaining covenant or covenants will then be given full force and effect without regard to the invalid or unenforceable portions. If any covenant is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, the Consultant agrees that the Court making such determination shall have the power to reduce the area and/or the duration, and/or limit the scope thereof, and the covenant shall then be enforceable in its reduced form.

7.   COMPLETE UNDERSTANDING.
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     This Agreement constitutes the complete understanding between the parties in respect to the subject matter hereof and supersedes all prior and contemporary agreements and understandings, inducements or conditions, expressed or implied, written or oral, between the Company and the Consultant, and cannot or modified except by written agreement signed by the parties.

8.   BINDING EFFECT.
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     This Agreement shall be binding upon and shall inure to the benefit of of the Company and its successors, and shall be binding upon the Consultant, his heirs and legal representatives.

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9.   NO ASSIGNMENT BY THE CONSULTANT.

     This Agreement is personal to the Consultant, and the Consultant may not assign or delegate any of his rights or obligations hereunder without first obtaining the express written consent of the Company.

10. WAIVER OF RIGHTS. If in one or more instances either party fails to insist that the other party perform any of the terms of this Agreement, such failure shall not be construed as a waiver by such party of any past, present, or future right granted under this Agreement; the obligations of both parties under this Agreement shall continue in full force and effect.

11.  PRESUMPTIONS.

     This Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party who caused this Agreement to be drafted.

12.  GOVERNING LAW.

     This Agreement and all questions relating to its validity, interpretation, performance, and enforcement shall be governed by and construed in accordance with the law of New Jersey.

IN WITNESS WHEREOF, the parties hereto intending to be legally bound, have executed this Agreement as of the date first above written.


                                         Axiom Inc.

/s/ C. Thomas Faulders III                /s/ Andrew P. Maunder
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C. Thomas Faulders III                             Andrew P. Maunder
                                                    President & CEO


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